October 5, 2000

                             COKINOS, BOSIEN & YOUNG
                                ATTORNEYS AT LAW
                               1500 WOODSON TOWER
                               2919 ALLEN PARKWAY
                                               HOUSTON, TEXAS 77019
                                 (713) 535-5500
                               FAX: (713) 535-5533



CarPartsOnSale.com, Inc.
580 Aviator Drive
Fort Worth, Texas 76179

         RE:      Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel to you in connection with the proceedings for the authorization and issuance by CarPartsOnSale.com, Inc., a Delaware corporation (the "Company") of up to 2,000,000 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), and the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Shares.

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In connection therewith, we have assumed the following:
(a) the filing and effectiveness of the Registration Statement and any amendments thereto; (b) due execution by the Company and counter-signature by its transfer agent of certificates representing the Shares; (c) the offering and sale of the Shares as contemplated by the Registration Statement; and (d) receipt by the Company of the consideration required for the Shares contemplated by the Registration Statement.

         Based upon the foregoing, we are of the opinion that upon issuance as described in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                   Very truly yours,

                                   COKINOS, BOSIEN & YOUNG
                                   A PROFESSIONAL CORPORATION


                                   BY:________________________________________
                                            BRIAN K. BOSIEN